EXHIBIT 10.14

/on letterhead:ael(1)ska Wytwornia Wodek Gatunkowych Polmos/

                              AGREEMENT NO. 457/96

Concluded between

PP AEL(1)SKA WYTWORNIA WODEK GATUNKOWYCH "POLMOS" in Bielsko-Bia(3)a, ul. Karpacka 11, represented by:

1.  Head Director - mg in?. Jozef Kapela

2.  Associate Director of Marketing - mgr in?. Jan Kalinowski


later called "SELLER" and


CAREY AGRI INTERNATIONAL - POLAND, Al. SOLIDARNOaeCI 117, 00-140 WARSAW, AL. SOLIDARNOaeCI 117, represented by WILLIAM VERNON CAREY - DIRECTOR OF THE BOARD


Later referred to as the "PURCHASER", of the following contents:

                                      SS.1.

1. The Purchaser states that it is authorized to conduct commercial activity on the basis of:

    - an entry to the register maintained by the Regional Court in Warsaw under number B/29244, as proof of which its presents the original entry from the court register;

    -   entry to the business activity records at the Office of ..............
        in ...................... under number .............., as proof of which its presents a copy of the relevant document.

2. Additionally, the Purchaser states that it obtained a permit to conduct domestic wholesale trade in spirit products, as proof thereto it presents the original permit from 1995.12.19 no. 481/96 issued by the Minister of Industry and Trade and provides a copy of such permit to the Seller.

3. The Purchaser promises to submit every year to the Seller the decision of the Minister of Industry and Trade establishing its annual sales limit of sprit products.

4. The Purchaser declares that it is a goods and services taxpayer (VAT) with identifier number NIP 526-020-93-95 authorized to receive and issue VAT invoices.

    The Purchaser authorizes the Seller to issue VAT invoices without the recipient's signature (Purchaser).

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    The Seller states that it is a goods and services taxpayer (VAT) with identification number 547-004-88-57 authorized to receive and issue VAT invoices.

    The Seller authorizes the Purchaser to issue invoices for returned packaging without the recipient's (Purchaser) signature.

5. The Purchaser shall submit to the Seller upon signing this Agreement a questionnaire according to an established form together with specific appendices in the final part of the questionnaire and promises to regularly update data contained in this questionnaire as well as to provide the Purchaser with updated appendices.

6. By 31 January of the next calendar year in which the agreement remains in effect, the Purchaser promises to provide the Seller a new questionnaire together with certifications of the Department of Revenue, Social Insurance Institute, opinions of banks in which the Purchaser possesses bank accounts, and in the case of legal entities - F01 report submitted to the Provincial Office of Statistics.

                                     SS.2.

The subject of this agreement comprises definition of the sale (delivery) principles of sprit products by the Seller to the benefit of the Purchaser as well as the principles of trade in return packaging.

                                      SS.3.

1. The Seller promises to sell on an ongoing basis (deliveries) to the benefit of the Purchaser of spirit products in quantities and terms separately agreed to by the parties, while the Purchaser promises to accept them and pay the established price.

2. The sale (delivery) of products takes place on the basis of written orders submitted to the Seller by the Purchaser signed by persons authorized to act in its name.

3. Orders may be submitted for annual, quarterly periods or for particular deliveries.

4. Annual, quarterly and monthly orders should be submitted in written form with a fourteen day advance notice.

5. Orders for particular deliveries may be submitted in the form of a written fax or by telephone.

6. The parties agree that the sales agreement for spirit products defined in an order shall be deemed as concluded upon receipt by the Purchaser of an order confirmation or also upon

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    acceptance by the Purchaser of ordered goods and confirmation of their receipt on an invoice.

                                      SS.4.

1. The Seller promises to supply spirit products by vehicle transport at its cost to the agreed to acceptance point, unless the parties agree by separate understanding that the Purchaser will accept the spirit products at the head offices or local warehouse of the Seller. The parties understand acceptance points to only mean places defined in the MPH /MINISTER OF INDUSTRY AND TRADE/ decision granting a concession.

2. The Purchaser is required to ensure efficient unloading of the delivered products and evaluate the condition of the shipment upon its acceptance.

3. The acceptance of goods and VAT invoices are confirmed by a legible signature and named stamp on the invoice (specifications) or other shipment documents exclusively of persons authorized to accept goods by the Purchaser, identifying themselves by its written authorization. The Purchaser shall provide the Seller a list of persons authorized to accept goods and commits itself to keep this regularly updated.

4. In the event of determining shortages or damage upon acceptance of a shipment the Purchaser is required to draft a claim report with the participation of the driver of the vehicle that delivered the spirit products. The driver should provide one copy of this report to the Seller.

5. The parties shall deem the signing on an invoice by an authorized person as receipt of a shipment without reservations.

                                      ss.5.

1.  The Purchaser promises to:

2. The Purchaser shall send return packaging to the Seller by a return course of the transport vehicle that delivered by the spirit products .

3. The return packaging should be in suitable condition and meet the quality requirements defined in relevant regulations.

4. The parties agree that quantity and quality acceptance of return packaging shall take place at the head offices of the Seller.

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5.   In the event of non-performance by the Purchaser of the duty to return packaging, the Seller may demand the Seller pay a sum corresponding to one half of transport costs incurred for a given delivery of spirit products.

                                      SS.6.

1.  The Seller shall sell its spirit products:

    a/ with a content above 30% at official prices established by the Minister of Finance,

    b/ with a content up to 30% at contractual prices established by the Seller.

2. The Purchaser promises to pay to the benefit of the Seller together with the amount due for delivery of products, the equivalent of return packaging (transporters) in an amount defined in the VAT invoice or other financial document.

3. The repurchase of packaging takes place on the basis of an invoice (bill) issued by the Purchaser according to a quantity-quality acceptance protocol or other proof of acceptance drafted upon acceptance at the Seller's head offices. The Seller shall immediately send these documents by mail to the Purchaser.

4. The repurchase of packaging takes place according to contractual prices applied by the Seller on their acceptance date.

                                      SS.7.

1. The Purchaser promises to pay the Seller amounts due for products supplied by transfer to the Seller's bank account in the bank indicated in the VAT invoice within 30 days from the invoice issuance date.

2. In the event of a delay in payment the Seller may demand payment of statutory interest from the Purchaser.

                                      SS.8.

1. By virtue of securing amounts receivable for supplied spirit products, the Purchaser is required to submit a blank bill of exchange to the Seller guaranteed by reliable persons together with a promissory note declarations according to the establish form.

2. Additionally, the Seller may demand another type of security at its discretion from the Purchaser at any time, in particular in the following form:

    1/  bank guarantee or pledge for a defined sum,

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    2/  lien on movables or rights of the Purchaser,

    3/  mortgage on real estate of the Purchaser or other persons,

    4/  guarantees of reliable and solvent persons,

    5/ notarial submission to enforcement by the Purchaser based on art. 777 point 4 of the code of civil procedure,

    6/  transfer of ownership to movables for security,

    7/  assignment of rights, including from insurance contracts.

                                      SS.9.

The Seller shall pay the Purchaser for resold return packaging based on an invoice (bill), referred to in ss.6 point 3 within ten days from its receipt to the Seller's head offices in the form of an ordinary bank transfer.

                                     SS.10.

1. The parties agree the Seller shall provide the Purchaser with materials in order to carry out market promotions of the Seller and spirit products it produces, additionally permitting proper display of products at retail sale entities.

2.  The Purchaser promises to:

    a/ set up display of the Purchaser spirit products in its own wholesale point and retail sales points,

    b/ provide promotional materials and other elements to retail sales entities it services in order for these entities to properly display spirit products at principles defined in relevant contract concluded with these entities,

    c/ personally participate or assign its employees to participate in training concerning the promotion of products organized by the Purchaser,

    d/  provide assistance to the Seller in market surveys of spirit products.


                                     SS.11.

1. The parties agree that all service of documents shall be made to the addresses indicated in the initial part of this agreement.


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2.  The parties promise to inform each other of address changes.

3. In the event of not performing the duty defined in the previous point, service of documents made to the previously given address shall be deemed as legally effective.

                                     SS.12.

1.  This agreement is concluded for an indefinite term.

2.  Each of the parties may terminate the agreement with one-month notice.

                                     SS.13.

In matters not governed in the agreement, regulations of the Civil code apply.

                                     SS.14.

All disputes between the parties shall be resolved by the commercial court of proper jurisdiction.

                                     SS.15.

Additional provisions:


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                                     SS.16.

The agreement was drafted in two copies, one for each of the parties.

Purchaser:                               Seller: